                                                                Exhibit 23(b)






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 30, 1998, on our audits of the consolidated financial statements of Hickory Tech Corporation and subsidiaries as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



St. Paul, Minnesota                                OLSEN, THIELEN & CO., LTD
March 25, 1999





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